Exhibit 99.1
News Release

CONTINENTAL RESOURCES ANNOUNCES 2Q22 RESULTS, DECLARES QUARTERLY DIVIDEND, & UPDATES VARIOUS 2022 GUIDANCE METRICS & DIFFERENTIALS

Strong 2Q22 Results
•$1.74 B Cash Flow from Operations (CFO) & $1.23 B Free Cash Flow (FCF) (Non-GAAP)
•$1.21 B Net Income; $3.35 per Diluted Share ($1.25 B Adj. Net Income; $3.47 per Adj. Share (Non-GAAP))
•$265.2 MM Total Debt Reduction and $814.2 MM Net Debt (Non-GAAP) Reduction in 2Q22
Declaring $0.28 per Share Quarterly Dividend (Payable 8/22/22 to Stockholders of Record on 8/8/22)
Updating Various 2022 Guidance Metrics & Differentials
•Increasing Projected Return on Capital Employed (ROCE) to ~32% from Previous ~31%
•Improving 2022 Crude Oil Differentials per Barrel of Oil to Average ($2.25) to ($3.25) from ($2.50) to ($3.50)
•Improving 2022 DD&A per Boe to $12.00 to $14.00 from $14.00 to $16.00
•Updating 2022 Production Expense per Boe to $3.75 to $4.25 from $3.50 to $4.00
Oklahoma City, July 28, 2022 – Continental Resources, Inc. (NYSE: CLR) (the “Company”) today announced its second quarter 2022 operating and financial results, declared a quarterly dividend, and updated various 2022 guidance metrics and differentials.
The Company reported net income of $1.21 billion, or $3.35 per diluted share, for the quarter ended June 30, 2022. In second quarter 2022, typically excluded items in aggregate represented $42.8 million, or $0.12 per diluted share, of Continental’s reported net income. Adjusted net income for second quarter 2022 was $1.25 billion, or $3.47 per diluted share (non-GAAP). Net cash provided by operating activities for second quarter 2022 was $1.74 billion, and EBITDAX was $2.20 billion (non-GAAP).
Adjusted net income, adjusted net income per share, EBITDAX, free cash flow, net debt, net sales prices, and cash general and administrative (G&A) expenses per barrel of oil equivalent (Boe) presented herein are non-GAAP financial measures. Definitions and explanations for how these measures relate to the most directly comparable U.S. generally accepted accounting principles (GAAP) financial measures are provided at the conclusion of this press release.

2Q22 Production Update

Second quarter 2022 total production averaged 400.2 MBoepd. Second quarter 2022 oil production averaged 198.3 MBopd. Second quarter 2022 natural gas production averaged 1,211 MMcfpd. The following table provides the Company’s average daily production by region for the periods presented:

	2Q	2Q	YTD	YTD
Boe per day	2022	2021	2022	2021
Bakken	162,840	174,637	167,097	167,646
Anadarko Basin	160,583	151,813	152,319	145,137
Powder River Basin	27,211	6,002	19,475	4,243
Permian Basin	43,527	—	41,896	—
All other	6,007	6,247	6,275	6,379
Total	400,168	338,699	387,062	323,405

2Q22 Financial Update

2Q 2022 Financial Update	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Cash and Cash Equivalents		$553.3 million
Total Debt		$6.30 billion
Net Debt (non-GAAP)(1)		$5.75 billion
Average Net Sales Price (non-GAAP)(1)
Per Barrel of Oil	$106.41	$98.70
Per Mcf of Gas	$7.75	$7.09
Per Boe	$76.02	$70.96
Production Expense per Boe	$4.23	$4.16
Total G&A Expenses per Boe	$1.73	$1.97
Crude Oil Net Sales Price Discount to NYMEX ($/Bbl)	($2.30)	($2.88)
Natural Gas Net Sales Price Premium to NYMEX ($/Mcf)	$0.52	$0.95
Non-Acquisition Capital Expenditures attributable to CLR	$648.5 million	$1.17 billion
Exploration & Development Drilling & Completion	$504.7 million	$930.9 million
Leasehold and minerals	$31.6 million	$56.4 million
Workovers, Recompletions and Other	$112.2 million	$185.1 million
Minerals attributable to FNV	$1.8 million	$3.7 million
(1) Net debt and net sales prices represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

Declaring $0.28 per Share Quarterly Dividend

The Company today announced that its Board of Directors has declared a quarterly dividend of $0.28 per share on the Company's outstanding common stock, payable on August 22, 2022 to stockholders of record on August 8, 2022. This equates to an approximately 1.7% dividend yield1.
Updating Various 2022 Guidance Metrics & Differentials
The Company is updating various 2022 guidance metrics and differentials. The Company’s projected 2022 return on capital employed is increasing to approximately 32% from approximately 31%. The Company is improving its 2022 DD&A per Boe to $12.00 to $14.00 from $14.00 to $16.00, reflecting strong well productivity, capital efficiency and an upward revision in proved reserves due in part to higher commodity prices. The Company is improving its 2022 crude oil differentials guidance per barrel of oil to average ($2.25) to ($3.25) from ($2.50) to ($3.50), given strong pricing realizations. Finally, the Company is updating its 2022 production expense per Boe to $3.75 to $4.25 from $3.50 to $4.00, given increased workover activity and inflationary pressure.
The Company’s full 2022 guidance can be found at the conclusion of this press release.

1 Annualized dividend yield is calculated as the annual dividend per share, based on the July 2022 dividend, divided by the stock price per share as of July 26, 2022. All future dividends require Board approval.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Average daily production:
Crude oil (Bbl per day)	198,313	166,765	196,550	159,350
Natural gas (Mcf per day)	1,211,125	1,031,603	1,143,068	984,334
Crude oil equivalents (Boe per day)	400,168	338,699	387,062	323,405
Average net sales prices (non-GAAP), excluding effect from derivatives: (1)
Crude oil ($/Bbl)	$106.41	$62.37	$98.70	$57.95
Natural gas ($/Mcf)	$7.75	$3.06	$7.09	$4.24
Crude oil equivalents ($/Boe)	$76.02	$39.99	$70.96	$41.47
Production expenses ($/Boe)	$4.23	$3.14	$4.16	$3.24
Production taxes (% of net crude oil and natural gas sales)	7.4%	7.7%	7.3%	7.3%
DD&A ($/Boe)	$12.33	$15.33	$12.98	$16.76
Total general and administrative expenses ($/Boe) (2)	$1.73	$1.81	$1.97	$1.85
Net income attributable to Continental Resources (in thousands)	$1,208,747	$289,325	$1,806,504	$548,967
Diluted net income per share attributable to Continental Resources	$3.35	$0.79	$4.99	$1.51
Adjusted net income (non-GAAP) (in thousands) (1)	$1,251,543	$332,766	$2,211,534	$611,657
Adjusted diluted net income per share (non-GAAP) (1)	$3.47	$0.91	$6.11	$1.68
Net cash provided by operating activities (in thousands)	$1,737,656	$672,858	$3,242,274	$1,713,118
EBITDAX (non-GAAP) (in thousands) (1)	$2,200,063	$990,938	$4,044,301	$1,953,574

(1) Net sales prices, adjusted net income, adjusted diluted net income per share, and EBITDAX represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

(2) Total general and administrative expense is comprised of cash general and administrative expense and non-cash equity compensation expense. Cash general and administrative expense per Boe was $1.32, $1.37, $1.34, and $1.33 for 2Q 2022, 2Q 2021, YTD 2022, and YTD 2021, respectively. Non-cash equity compensation expense per Boe was $0.41, $0.44, $0.63, and $0.52 for 2Q 2022, 2Q 2021, YTD 2022, and YTD 2021, respectively.

2Q22 Earnings Summary Presentation

The Company plans to publish a second quarter 2022 summary presentation to its website at www.CLR.com on Thursday, July 28, 2022. The Company does not intend to host a conference call in connection with its second quarter 2022 results.
Previously Announced Offer to Acquire Outstanding Shares for Cash
As previously announced on June 14, 2022, the Company received a non-binding proposal from Harold G. Hamm, on behalf of himself, the Harold G. Hamm Trust and certain trusts established for the benefit of Mr. Hamm’s family members (collectively, the “Hamm Family”), to acquire for cash all of the outstanding shares of common stock (the “Common Stock”) of the Company, other than shares of Common Stock owned by the Hamm Family and shares of Common Stock underlying unvested equity awards issued under the Company’s long-term incentive plans, at a price of $70.00 per share. The Company’s board of directors has formed a special committee of independent directors (the “Special Committee”) to evaluate and consider the Hamm Family’s proposal. The Special Committee has hired independent legal and financial advisors, and the Special Committee’s evaluation is ongoing.

The Company cautions its shareholders and others considering trading in its securities that the Hamm Family’s proposal constitutes only an indication of interest and does not constitute a binding commitment with respect to a proposed transaction. Moreover, no assurance can be given that such proposal will result in a transaction occurring or its timing or ultimate terms.
About Continental Resources
Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America's energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation's premier oil field, the Bakken play of North Dakota and Montana. The Company is also the largest producer in the Anadarko Basin of Oklahoma and has newly acquired positions in the Powder River Basin of Wyoming and Permian Basin of Texas. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2022, the Company will celebrate 55 years of operations. For more information, please visit www.CLR.com.
Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.
Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. Production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.
We use the term "EUR" or "estimated ultimate recovery" to describe our best estimate of recoverable oil and natural gas hydrocarbon quantities. Actual reserves recovered may differ from estimated quantities. EUR data included herein, if any, remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Spaay
Investor Relations Analyst
405-774-5878
Lucy.Spaay@CLR.com

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	In thousands, except per share data
Revenues:
Crude oil, natural gas, and natural gas liquids sales	$2,829,173	$1,282,914	$5,103,434	$2,530,447
Loss on derivative instruments, net	(195,744)	(62,178)	(671,682)	(105,685)
Crude oil and natural gas service operations	17,045	14,389	34,960	26,178
Total revenues	2,650,474	1,235,125	4,466,712	2,450,940

Operating costs and expenses:
Production expenses	153,238	96,504	290,518	189,569
Production and ad valorem taxes	204,246	94,293	362,611	178,269
Transportation, gathering, processing, and compression	76,352	52,445	151,201	102,701
Exploration expenses	4,634	2,291	17,651	6,936
Crude oil and natural gas service operations	10,444	5,663	19,005	10,153
Depreciation, depletion, amortization and accretion	446,633	471,858	905,662	981,466
Property impairments	15,826	11,610	40,074	23,046
General and administrative expenses	62,574	55,553	137,411	108,401
Net (gain) loss on sale of assets and other	10	(260)	(155)	(467)
Total operating costs and expenses	973,957	789,957	1,923,978	1,600,074
Income from operations	1,676,517	445,168	2,542,734	850,866
Other income (expense):
Interest expense	(72,236)	(60,951)	(144,791)	(125,902)
Gain (loss) on extinguishment of debt	(403)	(94)	(403)	(290)
Other	1,240	298	13	550
	(71,399)	(60,747)	(145,181)	(125,642)
Income before income taxes	1,605,118	384,421	2,397,553	725,224
Provision for income taxes	(389,271)	(94,947)	(580,355)	(175,475)
Income before equity in net loss of affiliate	1,215,847	289,474	1,817,198	549,749
Equity in net loss of affiliate	(76)	—	(76)	—
Net income	1,215,771	289,474	1,817,122	549,749
Net income attributable to noncontrolling interests	7,024	149	10,618	782
Net income attributable to Continental Resources	$1,208,747	$289,325	$1,806,504	$548,967

Net income per share attributable to Continental Resources:
Basic	$3.38	$0.80	$5.05	$1.52
Diluted	$3.35	$0.79	$4.99	$1.51

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

In thousands	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$553,260	$20,868
Other current assets	2,383,766	1,543,522
Net property and equipment (1)	17,881,055	16,975,465
Other noncurrent assets	110,991	51,256
Total assets	$20,929,072	$18,591,111

Liabilities and equity
Current liabilities (2)	$2,969,603	$1,500,127
Long-term debt, net of current portion (2)	5,662,567	6,826,566
Other noncurrent liabilities	2,911,078	2,408,093
Equity attributable to Continental Resources	9,007,927	7,475,456
Equity attributable to noncontrolling interests	377,897	380,869
Total liabilities and equity	$20,929,072	$18,591,111

(1) Balance is net of accumulated depreciation, depletion and amortization of $17.38 billion and $16.48 billion as of June 30, 2022 and December 31, 2021, respectively.
(2) The Company's $636 million of outstanding 2023 Notes are scheduled to mature in April 2023 and, accordingly, are included in the caption “Current liabilities” at June 30, 2022. The Company’s total debt, including the current portion, amounts to $6.30 billion at June 30, 2022.

Continental Resources, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended June 30,		Six months ended June 30,
In thousands	2022	2021	2022	2021
Net income	$1,215,771	$289,474	$1,817,122	$549,749
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash expenses	671,282	640,370	1,748,373	1,274,311
Changes in assets and liabilities	(149,397)	(256,986)	(323,221)	(110,942)
Net cash provided by operating activities	1,737,656	672,858	3,242,274	1,713,118
Net cash used in investing activities	(807,365)	(343,130)	(1,848,359)	(771,214)
Net cash used in financing activities	(381,275)	(275,747)	(861,523)	(839,336)
Net change in cash and cash equivalents	549,016	53,981	532,392	102,568
Cash and cash equivalents at beginning of period	4,244	96,057	20,868	47,470
Cash and cash equivalents at end of period	$553,260	$150,038	$553,260	$150,038

Non-GAAP Financial Measures

Non-GAAP adjusted net income and adjusted net income per share attributable to Continental
Our presentation of adjusted net income and adjusted net income per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted net income per share represent net income and diluted net income per share determined under U.S. GAAP without regard to non-cash gains and losses on derivative instruments, property impairments, gains and losses on asset sales, gains and losses on extinguishment of debt, acquisition costs, and charitable donations as applicable. Management believes these measures provide useful information to analysts and investors for analysis of our operating results. In addition, management believes these measures are used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis without regard to an entity’s specific derivative portfolio, impairment methodologies, and property acquisitions and dispositions. Adjusted net income and adjusted net income per share should not be considered in isolation or as an alternative to, or more meaningful than, net income or diluted net income per share as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. The following table reconciles net income and diluted net income per share as determined under U.S. GAAP to adjusted net income and adjusted diluted net income per share for the periods presented.

	Three months ended June 30,
	2022		2021
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income attributable to Continental Resources (GAAP)	$1,208,747	$3.35	$289,325	$0.79
Adjustments:
Non-cash loss on derivatives	40,444		46,094
Property impairments	15,826		11,610
Net (gain) loss on sale of assets and other	10		(260)
(Gain) loss on extinguishment of debt	403		94
Total tax effect of adjustments (1)	(13,887)		(14,097)
Total adjustments, net of tax	42,796	0.12	43,441	0.12
Adjusted net income (non-GAAP)	$1,251,543	$3.47	$332,766	$0.91
Weighted average diluted shares outstanding	361,193		364,220
Adjusted diluted net income per share (non-GAAP)	$3.47		$0.91

	Six months ended June 30,
	2022		2021
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income attributable to Continental Resources (GAAP)	$1,806,504	$4.99	$548,967	$1.51
Adjustments:
Non-cash loss on derivatives	494,142		60,164
Property impairments	40,074		23,046
Net (gain) loss on sale of assets and other	(155)		(467)
(Gain) loss on extinguishment of debt	403		290
Other (donation)	2,000		—
Total tax effect of adjustments (1)	(131,434)		(20,343)
Total adjustments, net of tax	405,030	1.12	62,690	0.17
Adjusted net income (non-GAAP)	$2,211,534	$6.11	$611,657	$1.68
Weighted average diluted shares outstanding	362,025		364,030
Adjusted diluted net income per share (non-GAAP)	$6.11		$1.68

(1) Computed by applying a combined federal and state statutory tax rate of 24.5% in effect for 2022 and 2021 to the pre-tax amount of adjustments.

Non-GAAP Net Debt

Net debt is a non-GAAP measure. We define net debt as total debt less cash and cash equivalents as determined under U.S. GAAP. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining the Company’s leverage position, since the Company is able to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. This metric is sometimes presented as a ratio with EBITDAX in order to provide investors with another means of evaluating the Company’s ability to service its existing debt obligations as well as any future increase in the amount of such obligations. At June 30, 2022, the Company’s total debt was $6.3 billion and its net debt amounted to $5.75 billion, representing total debt of $6.3 billion less cash and cash equivalents of $553.3 million. From time to time the Company provides forward-looking net debt forecasts; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure of total debt because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.
Non-GAAP EBITDAX
We use a variety of financial and operational measures to assess our performance. Among these measures is EBITDAX, a non-GAAP measure. We define EBITDAX as earnings before interest expense, income taxes, depreciation, depletion, amortization and accretion, property impairments, exploration expenses, non-cash gains and losses resulting from the requirements of accounting for derivatives, non-cash equity compensation expense, gains and losses on extinguishment of debt, and non-cash charitable donations as applicable. EBITDAX is not a measure of net income or net cash provided by operating activities as determined by U.S. GAAP.
Management believes EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. Further, we believe EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet future debt service requirements, if any. We exclude the items listed above from net income/loss and net cash provided by operating activities in arriving at EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.

EBITDAX should not be considered as an alternative to, or more meaningful than, net income/loss or net cash provided by operating activities as determined in accordance with U.S. GAAP or as an indicator of a company’s operating performance or liquidity. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of EBITDAX. Our computations of EBITDAX may not be comparable to other similarly titled measures of other companies.
The following table provides a reconciliation of our net income to EBITDAX for the periods presented.

	Three months ended June 30,		Six months ended June 30,
In thousands	2022	2021	2022	2021
Net income	$1,215,771	$289,474	$1,817,122	$549,749
Interest expense	72,236	60,951	144,791	125,902
Provision for income taxes	389,271	94,947	580,355	175,475
Depreciation, depletion, amortization and accretion	446,633	471,858	905,662	981,466
Property impairments	15,826	11,610	40,074	23,046
Exploration expenses	4,634	2,291	17,651	6,936
Impact from derivative instruments:
Total loss on derivatives, net	195,744	62,178	671,682	105,685
Total cash paid on derivatives, net	(155,300)	(16,084)	(177,540)	(45,521)
Non-cash loss on derivatives, net	40,444	46,094	494,142	60,164
Non-cash equity compensation	14,845	13,619	44,101	30,546
(Gain) loss on extinguishment of debt	403	94	403	290
EBITDAX (non-GAAP)	$2,200,063	$990,938	$4,044,301	$1,953,574

The following table provides a reconciliation of our net cash provided by operating activities to EBITDAX for the periods presented.

	Three months ended June 30,		Six months ended June 30,
In thousands	2022	2021	2022	2021
Net cash provided by operating activities	$1,737,656	$672,858	$3,242,274	$1,713,118
Current income tax provision	242,723	—	338,825	—
Interest expense	72,236	60,951	144,791	125,902
Exploration expenses, excluding dry hole costs	3,005	2,291	5,598	6,936
Gain (loss) on sale of assets and other, net	(10)	260	155	467
Other, net	(4,944)	(2,408)	(10,563)	(3,791)
Changes in assets and liabilities	149,397	256,986	323,221	110,942
EBITDAX (non-GAAP)	$2,200,063	$990,938	$4,044,301	$1,953,574

Non-GAAP Free Cash Flow

Our presentation of free cash flow is a non-GAAP measure. We define free cash flow as cash flows from operations before changes in working capital items, less capital expenditures, excluding acquisitions, plus noncontrolling interest capital contributions, less distributions to noncontrolling interests. Noncontrolling interest capital contributions and distributions primarily relate to our relationship formed with Franco-Nevada in 2018 to fund a portion of certain mineral acquisitions which are included in our capital expenditures and operating results. Free cash flow is not a measure of net income or operating cash flows as determined by U.S. GAAP and should not be considered an alternative to, or more meaningful than, the comparable GAAP measure, and free cash flow does not represent residual cash flows available for discretionary expenditures. Management believes this measure is useful to management and investors as a measure of a company’s ability to internally fund its capital expenditures, to service or incur additional debt, and to measure management's success in creating shareholder value. From time to time the Company provides forward-looking free cash flow estimates or targets; however, the Company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.
The following table reconciles net cash provided by operating activities as determined under U.S. GAAP to free cash flow for the three months ended June 30, 2022.

In thousands	2Q 2022
Net cash provided by operating activities (GAAP)	$1,737,656
Exclude: Changes in working capital items	149,397
Less: Capital expenditures (1)	(650,241)
Plus: Contributions from noncontrolling interests	2,125
Less: Distributions to noncontrolling interests	(8,606)
Free cash flow (non-GAAP)	$1,230,331

(1) Capital expenditures are calculated as follows:

In thousands	2Q 2022
Cash paid for capital expenditures	$808,053
Less: Total acquisitions	(198,459)
Plus: Change in accrued capital expenditures & other	39,354
Plus: Exploratory seismic costs	1,293
Capital expenditures	$650,241

Non-GAAP Net Sales Prices

Revenues and transportation expenses associated with production from our operated properties are reported separately. For non-operated properties, we receive a net payment from the operator for our share of sales proceeds which is net of costs incurred by the operator, if any. Such non-operated revenues are recognized at the net amount of proceeds received. As a result, the separate presentation of revenues and transportation expenses from our operated properties differs from the net presentation from non-operated properties. This impacts the comparability of certain operating metrics, such as per-unit sales prices, when such metrics are prepared in accordance with U.S. GAAP using gross presentation for some revenues and net presentation for others.
In order to provide metrics prepared in a manner consistent with how management assesses the Company's operating results and to achieve comparability between operated and non-operated revenues, we may present crude oil, natural gas, and natural gas liquids sales net of transportation expenses, which we refer to as "net crude oil, natural gas, and natural gas liquids sales," a non-GAAP measure. Average sales prices calculated using net sales are referred to as "net sales prices," a non-GAAP measure, and are calculated by taking revenues less transportation expenses divided by sales volumes. Management believes presenting our revenues and sales prices net of transportation expenses is useful because it normalizes the presentation differences between operated and non-operated revenues and allows for a useful comparison of net realized prices to NYMEX benchmark prices on a Company-wide basis.
The following table presents a reconciliation of crude oil, natural gas, and natural gas liquids sales (GAAP) to net crude oil, natural gas, and natural gas liquids sales and related net sales prices (non-GAAP) for the periods presented.

	Three months ended June 30, 2022			Three months ended June 30, 2021
In thousands	Crude oil	Natural gas and NGLs	Total	Crude oil	Natural gas and NGLs	Total
Crude oil, natural gas, and NGL sales (GAAP)	$1,961,481	$867,692	$2,829,173	$987,269	$295,645	$1,282,914
Less: Transportation expenses	(62,714)	(13,638)	(76,352)	(43,898)	(8,547)	(52,445)
Net crude oil, natural gas, and NGL sales (non-GAAP)	$1,898,767	$854,054	$2,752,821	$943,371	$287,098	$1,230,469
Sales volumes (MBbl/MMcf/MBoe)	17,844	110,212	36,213	15,127	93,876	30,773
Net sales price (non-GAAP)	$106.41	$7.75	$76.02	$62.37	$3.06	$39.99

	Six months ended June 30, 2022			Six months ended June 30, 2021
In thousands	Crude oil	Natural gas and NGLs	Total	Crude oil	Natural gas and NGLs	Total
Crude oil, natural gas, and NGL sales (GAAP)	$3,605,329	$1,498,105	$5,103,434	$1,756,037	$774,410	$2,530,447
Less: Transportation expenses	(120,601)	(30,600)	(151,201)	(83,977)	(18,724)	(102,701)
Net crude oil, natural gas, and NGL sales (non-GAAP)	$3,484,728	$1,467,505	$4,952,233	$1,672,060	$755,686	$2,427,746
Sales volumes (MBbl/MMcf/MBoe)	35,305	206,895	69,787	28,853	178,165	58,547
Net sales price (non-GAAP)	$98.70	$7.09	$70.96	$57.95	$4.24	$41.47

Non-GAAP Cash General and Administrative Expenses per Boe

Our presentation of cash general and administrative (“G&A”) expenses per Boe is a non-GAAP measure. We define cash G&A per Boe as total G&A determined in accordance with U.S. GAAP less non-cash equity compensation expenses, expressed on a per-Boe basis. We report and provide guidance on cash G&A per Boe because we believe this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period. In addition, management believes cash G&A per Boe is used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis of G&A spend without regard to stock-based compensation programs which can vary substantially from company to company. Cash G&A per Boe should not be considered as an alternative to, or more meaningful than, total G&A per Boe as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.
The following table reconciles total G&A per Boe as determined under U.S. GAAP to cash G&A per Boe for the periods presented.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Total G&A per Boe (GAAP)	$1.73	$1.81	$1.97	$1.85
Less: Non-cash equity compensation per Boe	(0.41)	(0.44)	(0.63)	(0.52)
Cash G&A per Boe (non-GAAP)	$1.32	$1.37	$1.34	$1.33

Continental Resources, Inc.
2022 Guidance
As of July 28, 2022

	2022 Previous	2022 Current
Full-year average oil production (Bopd)	200,000 to 210,000	200,000 to 210,000
Full-year average natural gas production (Mcfpd)	1,100,000 to 1,200,000	1,100,000 to 1,200,000
Capital expenditures budget	$2.6 to $2.7 billion	$2.6 to $2.7 billion

Full-Year Operating Expenses:
Production expense per Boe	$3.50 to $4.00	$3.75 to $4.25
Production tax (% of net oil & gas revenue)	7.5% to 8.0%	7.5% to 8.0%
Cash G&A expense per Boe(1)	$1.20 to $1.40	$1.20 to $1.40
Non-cash equity compensation per Boe	$0.50 to $0.60	$0.50 to $0.60
DD&A per Boe	$14.00 to $16.00	$12.00 to $14.00

Average Price Differentials:
NYMEX WTI crude oil (per barrel of oil)	($2.50) to ($3.50)	($2.25) to ($3.25)
Henry Hub natural gas(2) (per Mcf)	$0.25 to $1.00	$0.25 to $1.00

1.Cash G&A is a non-GAAP measure and excludes the range of values shown for non-cash equity compensation per Boe in the item appearing immediately below. Guidance for total G&A (cash and non-cash) is a projected range of $1.70 to $2.00 per Boe.

2. Includes natural gas liquids production in differential range.